SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 29, 2003
                                                           ------------


                                  VALCOM, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        000-28416                                       58-1700840
-----------------------                        -------------------------------
(Commission File Number)                      (IRS Employer Identification  No.)


            26030 Avenue Hall - Studio #5, Valencia, California 91355
           -----------------------------------------------------------
          (Address  of  principal  executive  offices)     (Zip  Code)

       Registrant's  telephone  number,  including area code:  661-257-8000
                                                               ------------

Item  4.  Changes  in  Registrant's  Certifying  Accountant

     On May 27, 2003, the Registrant engaged Kabani & Company, Inc., Certified Public Accountants, as the Registrant's independent accountants to report on the Company's consolidated balance sheet as of September 30, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by the Registrant's Board of Directors.

           The Registrant dismissed Weinberg & Company, PA ("WC") as its auditors effective May 27, 2003. WC served as the Registrant's independent auditors' for the Registrant's fiscal years ended September 30, 2002, as well through the date of its dismissal. WC's report on the Registrant's consolidated financial statements for the registrant's fiscal year September 30, 2002 (the "Reports") does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern. WC did not issue any reports on the Registrant's financial statements for the fiscal year ended September 30, 2001.

           During the Registrant's association with WC as Registrant's independent accountants until WC's dismissal, there were no disagreements with WC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to WC's satisfaction, would have caused WC to make reference to the subject matter of the disagreements in connection with its reports.

     During the Registrant's association with WC as Registrant's independent accountants until WC's dismissal, there was the following "reportable event" (as such term is defined in item 304(a) (1) (IV) (B) of regulation S-B. The Company did not record certain stock and warrant issuances and the related expenses timely in its Form 10-QSB reporting during 2002. Additionally, the stock and warrant issuances were not documented in the minutes of the meetings of the Board of Directors. The Company has taken the necessary steps to properly and timely record all stock and warrant transactions and has documented with minutes being approved by the Board of Directors.

            On April 22, 2002, Jay J. Shapiro PC, resigned as the Registrant's independent accountants. Jay J. Shapiro served as the Registrant's independent auditors' for the Registrant's fiscal years ended September 30, 2001, as well as through the date of his dismissal. During the Registrant's fiscal years ended September 30, 2001, and until his resignation, there were no disagreements with Jay J. Shapiro within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Jay J. Shapiro satisfaction, would have caused Jay J. Shapiro to make reference to the subject matter of the disagreements in connection with its reports.

     During the Registrant's fiscal years ended September 30, 2001 and through the period until Jay J. Shapiro's resignation on April 22, 2002, there were no "reportable events" (as such term is defined in item 304(a)(1)(iv)(B) of regulation S-B.

     During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani & Company, Inc., neither the Registrant nor anyone on the Registrant's behalf consulted with Kabani & Company, Inc. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

     The Registrant has requested WC to review the disclosure contained herein and has provided WC the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of WC 's views, or the respects in which WC does not agree with the statements contained herein. WC has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter is filed as Exhibit 16 to this Current
Report  on  Form  8-K.

Item  7.  Financial  Statements  and  Exhibits

     Exhibit  16  Letter  from  Weinberg  &  Company,  Inc.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May  29,  2003
Valcom,  Inc.                                            ValCom,  Inc.

                                               By:  /s/  Vince  Vellardita
                                               ---------------------------
                                                    Vince  Vellardita

EXHIBIT  16
                             WEINBERG & COMPANY, P.A.
                              Town Executive Center
                          6100 Glades Road - Suite 314
                            Boca Raton, Florida 33434
                            Telephone: (561) 487-5765
                            Facsimile: (561) 487-5766
May  29,  2003

Office  of  the  Chief  Accountant
SECPS  Letter  File
Securities  and  Exchange  Commission
Mail  Stop  9-5
405  Fifth  Street,  N.W.
Washington,  D.C.  20549
                                RE:  VALCOM, INC.
                            FILE REF.  NO.  000-28416
                            -------------------------



Dear  Sirs/Madams:

We  have  read the statements that we understand ValCom, Inc. will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.



                                Very truly yours,
                                Weinberg & Company
                                Certified Public Accountants